Exhibit 4.1

                              INVESTMENT AGREEMENT

      THIS INVESTMENT AGREEMENT (the "Agreement") is dated as of March 22, 2005, by and between CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Buyer"), and SMARTIRE SYSTEMS INC., a corporation organized and existing under the laws of the Yukon Territory (the "Company").

                                    Recitals:

WHEREAS, the Company and Buyer entered into a Securities Purchase Agreement (the "Securities Purchase Agreement"); a Convertible Debenture in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Convertible Debenture"); a Security Agreement (the "Security Agreement"); an Investor Registration Rights Agreement (the "Investor Registration Rights Agreement"); an Escrow Agreement (the "Escrow Agreement"); and an Irrevocable Transfer Agent Instructions (the "Irrevocable Transfer Agent Instructions"), all of which are dated December 15, 2004 as well as a Promissory Note in the amount of Three Hundred Fifty Thousand Dollars ($350,000) dated February 9, 2005 (the "Promissory Note") (collectively, the Securities Purchase Agreement, Convertible Debentures issued thereto, the Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, Irrevocable Transfer Agent Instructions, and Promissory Note are referred to as the "Transaction Documents.") The parties to the Transaction Documents have terminated the Transaction Documents pursuant to the Termination Agreement of even date herewith between Buyer and the Company, and the respective rights and obligations contained therein, are expressly superseded by this Agreement.

      WHEREAS, The parties have reached an agreement to make an additional investment in the Company in an amount equal to One Million One Hundred Fifty thousand Dollars ($1,150,000), and the Company shall issue and sell to the Buyers shares of Series A Convertible Preferred Stock, no par value per share (the "Series A Preferred Stock"), all in accordance with the terms hereof.

      THEREFORE, Upon the execution of this Agreement subject to the terms, restrictions and conditions of this Agreement, the Buyer shall acquire, and the Company shall sell, issue and deliver to the Buyer twenty five thousand (25,000) shares of Series A Preferred Stock (the "Buyer's Stock"), which shall have the right and designations set forth on Exhibit "A" hereto. Agreement:

      NOW, THEREFORE, in consideration of the mutual premises herein set forth and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. ISSUANCE OF SHARES AND RELATED TRANSACTIONS.

            1.1. Issuance of Shares. At Closing (as defined below), subject to the terms, restrictions and conditions of this Agreement, the Buyer shall acquire, and the Company shall sell, issue and deliver to the Buyer twenty five thousand (25,000) shares of Series A Preferred Stock (the "Buyer's Stock"), which shall have the right and designations set forth on Exhibit "A" hereto. All Buyer's Stock and the Common Stock into which such Buyer's Stock is convertible shall be free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description (collectively, "Encumbrances").

            1.2. Purchase Price. The purchase price (the "Purchase Price") for the Buyer's Stock shall be equal to Four Million ($4,000,000) of which Two Million Eight Hundred Fifty Thousand Dollars has been previously funded pursuant to the Transaction Documents and One Million One Hundred Fifteen Thousand Dollars ($1,115,000) shall be paid to the Company in immediately available funds on the Closing Date (as set forth in Section 1.3 hereof. The Purchase Price shall be reduced by the fees described in Section 12.9 hereof.

            1.3. Closing. The parties to this Agreement shall consummate the transactions contemplated by this Agreement and the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase up to Four Million Dollars ($4,000,000) of Series A Preferred Stock which shall have the right and designations set forth on Exhibit "A" hereto of which One Million One Hundred Fifteen Thousand Dollars ($1,115,000) shall be funded on the fifth (5th) business day following the date hereof (the "Closing") (referred to as the "Closing"); provided, in no event shall the Closings occur prior to the satisfaction of the conditions precedent set forth in Sections 7, 8 and 9 hereof. The date of Closing is referred to herein as the "Closing Date." The Closing shall take place at the offices of counsel to the Buyer, or at such other place as may be mutually agreed upon by the Buyer and the Company. At the Closings, the Company shall deliver to the Buyer certificates representing the Buyer's Stock.

            2. ADDITIONAL AGREEMENTS.

            2.1. Agreement to Register the Common Stock. The Company shall register the Common Stock underlying the Series A Preferred Stock with the SEC pursuant to the terms of a Registration Rights Agreement of even date herewith between the Company and the Buyer.

            2.2. Transfer Agent Agreement. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Irrevocable Transfer Agent Instructions.

            2.3. Access and Inspection, Etc. The Company shall allow the Buyer and its authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of the properties, books, contracts, commitments and records of the Company for the purpose of making such investigations as the Buyer may reasonably request in connection with the transactions contemplated hereby, and shall cause the Company to furnish Buyer such information concerning its affairs as Buyer may reasonably request. The Company has caused and shall cause its personnel to assist the Buyer in making such investigation and shall use their best efforts to cause the counsel, accountants, engineers and other non-employee representatives of the Company to be reasonably available to Buyer for such purposes.

            2.4. Public Announcements. The parties will consult with each other before issuing any press releases or otherwise making any public statement with respect to this Agreement or any of the transactions contemplated hereby and no party will issue any such press release or make any such public statement without the prior written consent of the other parties, except as may be required by law or by the rules and regulations of any governmental authority or securities exchange.

            2.5. Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions.

            2.6. Further Assurances. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including, without limitation, to issue the Buyer's Stock and to consummate the transactions contemplated by this Agreement.

            3. NEGATIVE COVENANTS. The following covenants shall remain in effect for so long as seventy five percent (75%) of the stated value of the Series A Preferred Stock is outstanding .

            3.1. Lock-up Agreement. On the date hereof, the Company shall obtain from each officer and director of the Company a lock-up agreement. Such lock-up agreement shall prohibit sales of the Company's Common Stock until the Registration Statement has been declared effective by the Securities and Exchange Commission, other than in connection with 10b-5(1) trading plans.


            3.2. Use of Proceeds. The Company covenants to the Buyer that the net proceeds to be received by the Company in this transaction shall be used to fund general corporate purposes.

            3.3. No Merger or Sale of Business. The Company hereby agrees that it will not merge or consolidate with any person or entity, or sell, lease or otherwise dispose of its assets or the assets of Target other than in the ordinary course of business involving an aggregate consideration of more than ten percent (10%) of the book value of its or the Target's assets on a consolidated basis in any 12 month period, or liquidate, dissolve, recapitalize or reorganize.

            3.4. No Indebtedness. The Company shall not incur any indebtedness for borrowed money or become a guarantor or otherwise contingently liable for any such indebtedness except for trade payables or purchase money obligations incurred in the ordinary course of business.

            3.5. No Other Registration Statements. Except as disclosed in
Schedule 3.7 and the filing of the registration statements contemplated in this transaction (the "Permitted Registration Statements"), the Company shall not file any other registration statements on any form (including but not limited to forms S-1, SB-2, S-3 and S-8) without the prior written consent of the Buyer.

            3.6. Restriction on Issuance of the Capital Stock. Except as disclosed in Schedule 3.8 so long as any Series A Preferred Stock is outstanding, the Company shall not, without the prior written consent of the Buyer(s), issue or sell (i) shares of Common Stock or Preferred Stock (ii) any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire Common Stock , or (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company.


            4. REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE COMPANY.

            To induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to and covenants with the Buyer as follows:

            4.1. Organization; Compliance. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Yukon Territory. The Company is: (a) entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted, and (b) duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where the failure to do so would not result in a material adverse effect on the Company.

            4.2. Capitalization and Related Matters.

            (a) The Company has an authorized capital consisting of an unlimited number of shares of Common Stock and 25,000 shares of Series A Preferred Stock, of which 239,251,467 shares of Common Stock and nil shares of Preferred Stock are issued and outstanding as of the date hereof (excluding the Buyer's Stock). All Common Stock is duly and validly issued, fully paid and nonassessable. No Common Stock (i) was issued in violation of the preemptive rights of any shareholder, or (ii) is held as treasury stock.

            (b) Except as set forth in the Company's Form 10-QSB for the quarter ended January 31, 2005 and the Company's Form 10-KSB for the year ended July 31, 2004 (the "SEC Documents"), there are no outstanding any securities convertible into Common Stock or any other capital stock of the Company nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, such capital stock or securities convertible into such capital stock (collectively, "Securities Rights"). The Company: (i) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock; or (ii) has no liability for dividends or other distributions declared or accrued, but unpaid, with respect to any capital stock.

            (c) The Company is not a party to any agreement, understanding or arrangement, direct or indirect, relating to any class or series of the Company's capital stock, including, without limitation, any voting agreement, restriction on resale, shareholder agreement or registration rights agreement.

            4.3. Subsidiaries and Investments.

            (a) The SEC Documents disclose with respect to each Subsidiary (as defined below) (i) its name, (ii) the jurisdiction of its organization, (iii) the number of its authorized shares or other equity interests, (iv) the number of its outstanding shares or other equity interests of each class or series, and
(v) the name of the owner and the number and percentage of outstanding shares or other equity interests of each class or series of such Subsidiary owned of record and, if different, owned beneficially by the Company and any other person. All of the outstanding capital stock and other equity interests of each of the Subsidiaries is validly issued, fully paid and nonassessable and was issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. There are no Securities Rights relating to any shares of capital stock, other equity interests or other securities of any of the Subsidiaries. The Company and the Subsidiaries have good, marketable and exclusive title to the shares or other equity interests disclosed in the SEC Documents as being owned by each of them, free and clear of all Encumbrances. All rights and powers to vote such shares or other equity interests are held exclusively by the Company, directly or indirectly through one or more of the Subsidiaries, as the case may be. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to own or lease its properties and to carry on its business as now conducted. For the purposes hereof, a "Subsidiary" means any corporation, limited liability company, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 20% of the outstanding voting securities or equity interests.

                  (b) Except as disclosed in SEC Documents, the Company does not own, nor has it ever owned, any equity interest in any corporation, limited liability company, partnership, joint venture or other entity.

            4.4. Execution; No Inconsistent Agreements; Etc.

                  (a) This Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

                  (b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of the Company, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, lease, indenture, agreement or obligation to which the Company is a party, pursuant to which the Company otherwise receives benefits, or to which any of the properties of the Company is subject.

            4.5. Corporate Records. The statutory records, including the stock register and minute books of the Company, fully reflect all issuances, transfers and redemptions of its capital stock, correctly show and will correctly show the total number of shares of its capital stock issued and outstanding on the date hereof and on the Closing Date, the charter or other organizational documents and all amendments thereto, and bylaws as amended and currently in force.

            4.6. Financial Statements.

                  (a) The SEC Documents contain (i) the consolidated audited balance sheet of the Company as of July 31, 2004, and the consolidated audited consolidated profit and loss statement of the Company for the fiscal year ended July 31, 2004 and (ii) the consolidated unaudited balance sheet of the Company as of January 31, 2005 and the consolidated unaudited profit and loss statement of the Company for the six months ended January 31, 2005 (the balance sheet as of July 31, 2004 is hereinafter referred to as the "January 31, 2005 Company Balance Sheet"). All the foregoing financial statements, and any financial statements delivered pursuant to subsection (c) below, are referred to herein collectively as the "Company Financial Statements."

                  (b) The Company Financial Statements have been and will be prepared in accordance with U.S. GAAP, applied on a consistent basis (except that the unaudited statements do not contain all the disclosures required by
GAAP), and fairly reflect and will reflect in all material respects the financial condition of the Company as at the dates thereof and the results of the operations of the Company for the periods then ended.

            4.7. Liabilities. The Company has no material debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except: (a) those reflected on the 2005 Company Balance Sheet, including the notes thereto, and (b) liabilities incurred in the ordinary course of business since July 31, 2004, none of which have had or will have a material adverse effect on the financial condition of the Company.

            4.8. Absence of Changes. Except as described in the SEC Documents and in the other Schedules to this Agreement, from __________ to the date of this Agreement:

            (a) there has not been any adverse change in the business, assets, liabilities, results of operations or financial condition of the Company or in its relationships with suppliers, customers, employees, lessors or others other than changes in the ordinary course of business, none of which, singularly or in the aggregate, have had or will have a material adverse effect on the business, properties or financial condition of the Company; and

            (b) the Company has complied with the covenants and restrictions set forth in Section 6 to the same extent as if this Agreement had been executed on, and had been in effect since, July 1, 2004.

            4.9. Title to Properties. The Company has good and marketable title to all of its properties and assets, real and personal, including, but not limited to, those reflected in the 2003 Company Balance Sheet (except as since sold or otherwise disposed of in the ordinary course of business, or as expressly provided for in this Agreement), free and clear of all Encumbrances of any kind or character except: (a) those securing liabilities of the Company incurred in the ordinary course (with respect to which no material default exists); (b) liens of 2004 real estate and personal property taxes; and (c) imperfections of title and Encumbrances, if any, which, in the aggregate (i) are not substantial in amount; (ii) do not detract from the value of the property subject thereto or impair the operations of the Company or; and (iii) do not have a material adverse effect on the business, properties or assets of the Company.

            4.10. Compliance With Law. The business and activities of the Company has at all times been conducted in accordance with its articles of incorporation and bylaws and any applicable law, regulation, ordinance, order, License (defined below), permit, rule, injunction or other restriction or ruling of any court or administrative or governmental agency, ministry, or body, except where the failure to do so would not result in a material adverse effect on the Company.

            4.11. Taxes. The Company has duly filed all material federal, state, local and foreign tax returns and reports, and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on it or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, all such returns were complete and accurate when filed, and all taxes and assessments payable by the Company have been paid to the extent that such taxes have become due. All taxes accrued or payable by the Company for all periods through July 31, 2004 have been accrued or paid in full, whether or not due and payable and whether or not disputed. The Company has withheld proper and accurate amounts from its employees for all periods in full compliance with the tax withholding provisions of applicable foreign, federal, state and local tax laws. There are no waivers or agreements by the Company for the extension of time for the assessment of any taxes. The tax returns of the Company have never been examined by any authority or other administrative body or court of any state or country. There are not now any examinations of the income tax returns of the Company pending, or any proposed deficiencies or assessments against the Company of additional taxes of any kind. The Company shall duly and timely prepare and file all material federal, state, local and foreign tax returns and reports for 2004, and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on the Company or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, and all such returns will be complete and accurate when filed.

            4.12. Real Properties. The Company does not have an interest in any real property, except for the Leases (as defined below).

            4.13. Leases of Real Property. All leases pursuant to which the Company is lessee or lessor of any real property (the "Leases") are listed in the SEC Documents and are valid and enforceable in accordance with their terms. There is not under any of such leases (a) any material default or any claimed material default by the Company or any event of default or event which with notice or lapse of time, or both, would constitute a material default by the Company and in respect to which the Company has not taken adequate steps to prevent a default on its part from occurring, or (b) to the knowledge of the Company, any material default by any lessee of the Company or any event of default or event which with notice or lapse of time, or both, would constitute a material default by any lessee. The copies of the Leases heretofore furnished to Buyer are true, correct and complete, and such Leases have not been modified in any respect since the date they were so furnished, and are in full force and effect in accordance with their terms. The Company is lawfully in possession of all real properties of which they are a lessee (the "Leased Properties").

            4.14. Contingencies. Except as disclosed in the SEC Documents, there are no actions, suits, claims or proceedings pending, or to the knowledge of the Company threatened against, by or affecting, the Company in any court or before any arbitrator or governmental agency that may have a material adverse effect on the Company or which could materially and adversely affect the right or ability of the Company to consummate the transactions contemplated hereby. To the knowledge of the Company, there is no valid basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against it. There are no unsatisfied judgments against the Company and no consent decrees or similar agreements to which the Company is subject and which could have a material adverse effect on the Company.

            4.15. Products Liability; Warranties; Insurance. The Company will have not loss, damage, liability, fine, penalty, cost and expense (each, a "Liability") that is not fully covered by insurance relating to any product manufactured, distributed or sold by the Company prior to the Closing, whether or not such Liability is related to products that are defective or improperly designed or manufactured or are in breach of any express or implied product warranty.

            4.16. Intellectual Property Rights.

            (a) The Company owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Proprietary Rights (as defined below) necessary for the operation of its business as presently conducted and none of such Proprietary Rights have been abandoned;

            (b) no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or, to the knowledge of the Company, is threatened, and to the knowledge of the Company there is no reasonable basis for any such claim;

            (c) neither the Company nor any registered agent of any of the foregoing has received any notice of, nor is the Company aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has the Company, or any registered agent of any of them received any claim of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party;

            (d) the Company has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, and the Company is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company as presently operated and as contemplated to be operated or as a result of the consummation of the transactions contemplated hereby; and

            (e) all employees who have contributed to or participated in the conception and/or development of all or any part of the Proprietary Rights which are not licensed to the Company from a third party either (i) have been party to a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable federal and state law, that has accorded the Company full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising.

            (f) As used herein, the term "Proprietary Rights" means all proprietary information of the Company, as the case may be, including all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), all trademarks, service marks, trade dress, trade names, corporate names, domain names, copyrights, all trade secrets, confidential information, ideas, formulae, compositions, know-how, processes and techniques, drawings, specifications, designs, logos, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and related information and all other proprietary, industrial or intellectual property rights relating to the business of the Company, including those proprietary, industrial or intellectual property rights found at the Company's websites listed in the SEC Documents.

            (g) The consummation of the transactions contemplated by this Agreement will not adversely affect the right of the Company to continue to use the Proprietary Rights. To the extent that the registration of any Proprietary Right is required by law, such Proprietary Right has been duly and validly registered or filed, and any fees that are necessary to maintain in force any Proprietary Rights or registrations thereof have been paid. The SEC Documents sets forth a list and description of the copyrights, trademarks, service marks, trade dress, trade names and domain names used or held by the Company and, where appropriate, the date, serial or registration number, and place of any registration thereof.

            4.17. Material Contracts. The SEC Documents contain a complete list of all contracts of the Company that involve consideration in excess of the equivalent of $25,000 or have a term of one year or more (the "Material Contracts"). Except as disclosed in the SEC Documents: (a) the Company has performed all material obligations to be performed by them under all such contracts, and is not in material default thereof, and (b) no condition exists or has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default by the Company or accelerate the maturity of, or otherwise modify, any such contract, and (c) all such contracts are in full force and effect. No material default by any other party to any of such contracts is known or claimed by the Company to exist.

            4.18. Employee Benefit Matters.

            (a) Except as disclosed in the SEC Documents, the Company does not provide, nor is it obligated to provide, directly or indirectly, any benefits for employees other than salaries, sales commissions and bonuses, including, but not limited to, any pension, profit sharing, stock option, retirement, bonus, hospitalization, insurance, severance, vacation or other employee benefits (including any housing or social fund contributions) under any practice, agreement or understanding.

            (b) Each employee benefit plan maintained by or on behalf of the Company or any other party (including any terminated pension plans) which covers or covered any employees or former employees of the Company (collectively, the "Employee Benefit Plan") is listed in the SEC Documents. The Company has delivered to Buyer true and complete copies of all such plans and any related documents. With respect to each such plan: (a) no litigation, administrative or other proceeding or claim is pending, or to the knowledge of the Company, threatened or anticipated involving such plan; (b) there are no outstanding requests for information by participants or beneficiaries of such plan; and (c) such plan has been administered in compliance in all material respects with all applicable laws and regulations.

            (c) The Company has timely made payment in full of all contributions to all of the Employee Benefit Plans which the Company was obligated to make prior to the date hereof; and there are no contributions declared or payable by the Company to any Employee Benefit Plan which, as of the date hereof, has not been paid in full.

            4.19. Possession of Franchises, Licenses, Etc. The Company: (a) possesses all material franchises, certificates, licenses, permits and other authorizations (collectively, the "Licenses") from governmental authorities, political subdivisions or regulatory authorities that are necessary for the ownership, maintenance and operation of its business in the manner presently conducted; (b) are not in violation of any provisions thereof; and (c) have maintained and amended, as necessary, all Licenses and duly completed all filings and notifications in connection therewith.

            4.20. Environmental Matters. Except as disclosed in the SEC
Documents: (i) the Company is not in violation, in any material respect, of any Environmental Law (as defined below); (ii) the Company has received all permits and approvals with respect to emissions into the environment and the proper collection, storage, transport, distribution or disposal of Wastes (as defined below) and other materials required for the operation of its business at present operating levels; and (iii) the Company is not liable or responsible for any material clean up, fines, liability or expense arising under any Environmental Law, as a result of the disposal of Wastes or other materials in or on the property of the Company (whether owned or leased), or in or on any other property, including property no longer owned, leased or used by the Company. As used herein, (a) "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree (foreign or domestic) regulating, relating to, or imposing liability or standards of conduct concerning, Wastes, or the environment; and (b) "Wastes" means and includes any hazardous, toxic or dangerous waste, liquid, substance or material (including petroleum products and derivatives), the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

            4.21. Agreements and Transactions with Related Parties. Except as disclosed on the SEC Documents and Schedule 3.2, the Company is not, and since _________ has not been, a party to any contract, agreement, lease or transaction with, or any other commitment to, (a) a shareholder, (b) any person related by blood, adoption or marriage to shareholder, (c) any director or officer of the Company, (d) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least five percent (5.0%) beneficial interest in the capital stock or other type of equity interest in such corporation or other entity, or (e) any partnership in which any such party is a general partner or a limited partner having a five percent (5%) or more interest therein (any or all of the foregoing being herein referred to as a "Related Party" and collectively as the "Related Parties"). Without limiting the generality of the foregoing, except as set forth in the SEC Documents, (a) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have since __________ been used in the business of the Company, and
(b) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business: (i) which is or which within the last two (2) years has been a competitor, customer or supplier of, or has done business with, the Company, or (ii) which as of the date hereof sells or distributes products or provides services which are similar or related to the products or services of the Company.

            4.22. Business Practices. Except as disclosed in the SEC Documents, the Company has not, at any time, directly or indirectly, made any contributions or payment, or provided any compensation or benefit of any kind, to any municipal, county, state, federal or foreign governmental officer or official, or any other person charged with similar public or quasi-public duties, or any candidate for political office. The Company's books, accounts and records (including, without limitation, customer files, product packaging and invoices) accurately describe and reflect, in all material respects, the nature and amount of the Company's products, purchases, sales and other transactions. Without limiting the generality of the foregoing, the Company has not engaged, directly or indirectly, in: (a) the practice known as "double-invoicing" or the use or issuance of pro-forma or dummy invoices; or (b) the incorrect or misleading labeling, marketing or sale of refurbished goods as new goods.

            4.23. Shareholder Matters. None of the matters set forth in this Agreement require the approval of the Company's shareholders.

            4.24. Full Disclosure. No representation or warranty of the Company contained in this Agreement, and none of the statements or information concerning the Company contained in this Agreement and the Schedules, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            5. REPRESENTATIONS AND WARRANTIES OF BUYER.

            To induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to and covenants with the Company as follows:

            5.1. Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. The Buyer has all requisite power and authority to execute, deliver and carry out the terms of this Agreement and the consummation of the transactions contemplated herein.

            5.2. Execution; No Inconsistent Agreements; Etc.

            (a) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by Buyer and this Agreement is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

            (b) The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of Buyer, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which Buyer is a party, pursuant to which any of them otherwise receive benefits, or by which any of their properties may be bound.

            5.3. Securities Laws.

            (a) The Buyer is purchasing the Series A Preferred Stock for investment purposes and not with a view to the sale or distribution, by public or private sale or other disposition, and the Buyer has no present intention of selling, granting any participation in or otherwise distributing or disposing of any of the Series A Preferred Stock.

            (b) Investment Representations. The Buyer has been offered the opportunity to ask questions of, and receive answers from the Company's management, and the Buyer has been given full and complete access to all available information and data relating to the business and assets of the Company and has obtained such additional information about the Company as the Buyer has deemed necessary in order to evaluate the opportunities, both financial and otherwise, with respect to the Company and, except as set forth herein, has not relied on any representation, warranty or other statement concerning the Company and its evaluation of the decision to consummate the transactions contemplated herein. In its judgment, the Buyer is sufficiently familiar with the Company to enable the Buyer to proceed with the transactions contemplated hereby.

            (c) The Buyer is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

            (d) The Buyer is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the shares of the Company and the Buyer's financial position is such that the Buyer can afford to retain its shares of Company Series A Preferred Stock for an indefinite period of time without realizing any direct or indirect cash return on its investment.

            6. CONDUCT OF BUSINESS OF THE COMPANY PENDING CLOSING.

            The Company covenants and agrees that between the date hereof and the Closing Date:

            6.1. Business in the Ordinary Course. Except as set forth in the SEC Documents, the business of the Company shall be conducted only in the ordinary course, and consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in the SEC Documents or as otherwise approved by Buyer:

            (a) Except for the transaction contemplated hereby, the Company shall not enter into any contract, agreement or other arrangement which would constitute a Material Contract, except for contracts to sell or supply goods or services to customers in the ordinary course of business at prices and on terms substantially consistent with the prior operating practices of the Company;

            (b) except for sales of personal property in the ordinary course of its business, the Company shall not sell, assign, transfer, mortgage, convey, encumber or otherwise dispose of, or cause the sale, assignment, transfer, mortgage, conveyance, encumbrance or other disposition of any of the assets or properties of the Company or any interest therein;

            (c) the Company shall not acquire any material assets, except expenditures made in the ordinary course of business as reasonably necessary to enable the Company to conduct its normal business operations and to maintain its normal inventory of goods and materials, at prices and on terms substantially consistent with current market conditions and prior operating practices;

            (d) the books, records and accounts of the Company shall be maintained in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accordance with GAAP;

            (e) the Company shall use its best efforts to preserve its business organization, to preserve the good will of its suppliers, customers and others having business relations with the Company, and to retain the services of key employees and agents of the Company;

            (f) except as it may terminate in accordance with the terms of this Agreement, the Company shall keep in full force and effect, and not cause a default of any of its obligations under, each of their contracts and commitments;

            (g) the Company shall duly comply in all material respects with all laws applicable to it and to the conduct of its business;

            (h) the Company shall not create, incur or assume any liability or indebtedness, except in the ordinary course of business consistent with past practices;

            (i) other than as contemplated in this Agreement, the Company shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any shareholder or any Related Party; and

            (j) the Company shall not take or omit to take any action which would render any of the representations or warranties untrue or misleading, or which would be a breach of any of the covenants.

            6.2. No Material Changes. Except as contemplated in this Agreement, the Company shall not materially alter its organization, capitalization, or financial structure, practices or operations. Without limiting the generality of the foregoing:

            (a) no change shall be made in the articles of incorporation and bylaws of the Company;

            (b) no change shall be made in the authorized or issued capital stock of the Company;

            (c) the Company shall not issue or grant any right or option to purchase or otherwise acquire any of its capital stock or other securities;

            (d) no dividend or other distribution or payment shall be declared or made with respect to any of the capital stock of the Company; and

            (e) no change shall be made affecting the banking arrangements of the Company.

            6.3. Notification. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of any event that would constitute a breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect. The Company will promptly notify the Buyer of any event that could have a material adverse effect on the business, assets, financial condition or prospects of the Company. The Company shall have the right to update the Schedules to this Agreement immediately prior to Closing; provided, if such update discloses any breach of a representation, warranty, covenant or obligation of the Company, the Buyer shall have the right to then exercise its available rights and remedies hereunder.

            7. CONDITIONS TO OBLIGATIONS OF ALL PARTIES.

            The obligation of Buyer and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions; any or all of which may be waived in whole or in part by the joint agreement of Buyer and the
Company:

            7.1. Absence of Actions. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation or to seek damages in a material amount by reason of the transactions contemplated hereby, and no governmental authority shall have asserted that the within transactions (or any other pending transaction involving Buyer or the Company when considered in light of the effect of the within transactions) shall constitute a violation of law or give rise to material liability on the part of the Company or the Buyer.

            7.2. Consents. The parties shall have received from any suppliers, lessors, lenders, lien holders or governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement, or any part hereof, such consents, authorizations and approvals as are necessary for the consummation hereof.

            8. CONDITIONS TO OBLIGATIONS OF THE BUYER.

            All obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Buyer:

            8.1. Representations and Warranties. The representations and warranties contained in Section 4 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall be true, correct and complete in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true, correct and complete at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

            8.2. Compliance with Agreements and Conditions. The Company shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.


            8.3. Absence of Material Adverse Changes. No material adverse change in the business, assets, financial condition, or prospects of the Company shall have occurred, no substantial part of the assets of the Company not substantially covered by insurance shall have been destroyed due to fire or other casualty, and no event shall have occurred which has had or will have a material adverse effect on the business, assets, financial condition or prospects of the Company.

            8.4. Board Approval. The Company's Board of Directors shall have taken the action required by them pursuant to this Agreement, including an amendment to the Company's articles of incorporation to adopt the rights and preferences of the Series A Preferred Stock, authorize issuance of the Series A Preferred Stock and Common Stock to be issued upon conversion of the Series A Preferred Stock and the reservation of the shares of Common Stock to be issued upon conversion of the Series A Preferred Stock.

            8.5. Other Agreements. The Company shall have executed and delivered to the Buyer a Registration Rights Agreement, Escrow Agreement and Irrevocably Transfer Agent Instructions, all in a form acceptable to the Buyer.

            8.6. Other Documents. The Company shall have delivered to the Buyer such other documents and instruments as the Buyer deems reasonably necessary or desirable to consummate the transactions contemplated hereby.

            8.7. The Buyer(s) shall have received an opinion of counsel from Sichenzia Ross Friedman Ference LLP in a form satisfactory to the Buyer.

            8.8. The Company shall have provided to the Buyer(s) a certificate of good standing from the secretary of state from the state in which the company is incorporated.

            8.9. The Company shall have provided to the Investor an acknowledgement, to the satisfaction of the Investor, from ________________ as to its ability to provide all consents required in order to file a registration statement in connection with this transaction.

                  All documents delivered to the Buyer shall be in form and substance reasonably satisfactory to the Buyer.

            9. CONDITIONS TO OBLIGATIONS OF THE COMPANY.

            All of the obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Company:

            9.1. Representations and Warranties. The representations and warranties contained in Section 5 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of Buyer in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) when made and shall be deemed to be made again at and as of the Closing Date and shall be true at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

            9.2. Compliance with Agreements and Conditions. Buyer shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date.

            10. INDEMNITY.

            10.1. Indemnification by the Company. The Company (hereinafter collectively called the "Company Indemnitor") shall defend, indemnify and hold harmless the Buyer, its direct and indirect parent corporations, subsidiaries and affiliates, their officers, members, directors, employees, attorneys and agents (hereinafter collectively called "Buyer Indemnitees") against and in respect of any and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Buyer Losses"), suffered or incurred by any Buyer Indemnitee by reason of, or arising out of:

            (a) any misrepresentation, breach of warranty or breach or nonfulfillment of any covenant, obligation or agreement of the Company contained in this Agreement or in any certificate, schedule, instrument or document delivered to Buyer by or on behalf of the Company pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein); and

            (b) any liabilities of the Company of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, (i) existing as of the date of the 2004 Company Balance Sheet, and required to be shown therein in accordance with GAAP, to the extent not reflected or reserved against in full in the 2004 Company Balance Sheet; or
(ii) arising or occurring between March 31, 2004 and the Closing Date, except for liabilities arising in the ordinary course of business, none of which shall have a material adverse effect on the Company.

            (c) Indemnification by Buyer. The Buyer (hereinafter called the "Buyer Indemnitor") shall defend, indemnify and hold harmless the Company, its direct and indirect parent corporations, subsidiaries and affiliates, their officers, members, directors, employees, attorneys and agents (hereinafter called "Company Indemnitee") against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Company Losses"), suffered or incurred by Company Indemnitee by reason of or arising out of any misrepresentation, breach of warranty or breach or non-fulfillment of any material covenant, obligation or agreement of Buyer contained in this Agreement or in any other certificate, schedule, instrument or document delivered to the Company by or on behalf of Buyer pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein).

            10.2. Defense of Claims.

            (a) Each party seeking indemnification hereunder (an "Indemnitee"):
(i) shall provide the other party or parties (the "Indemnitor") written notice of any claim or action by a third party for which an Indemnitor may be liable under the terms of this Agreement, within ten (10) days after such claim or action arises and is known to Indemnitee, and (ii) shall give the Indemnitor a reasonable opportunity to participate in any proceedings and to settle or defend any such claim or action. The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of such claim or action, the Indemnitor shall give written notice to the Indemnitee within ten (10) days after notice from the Indemnitee of such claim or action, and the Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitee, provided that Indemnitee may participate in such defense at their own expense, and the Indemnitor shall, in any event, have the right to control the defense of the claim or action. The failure of an Indemnitee to give any notice required by this Section shall not affect any of such party's rights under this Section or otherwise, except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnitor.

            (b) If the Indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend, any such claim or action, the Indemnitee may defend against any such claim or action in such manner as they may deem appropriate and the Indemnitees may settle such claim or litigation on such terms as they may deem appropriate but subject to the Indemnitor's approval, such approval not to be unreasonably withheld; provided, however, that any such settlement shall be deemed approved by the Indemnitor if the Indemnitor fails to object thereto, by written notice to the Indemnitee, within fifteen (15) days after the Indemnitor's receipt of a written summary of such settlement. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense and settlement of such claim or action.

            (c) If a non-appealable judgment is rendered against any Indemnitee in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of any of the Indemnitee, the Indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of the Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnitor shall forthwith pay such judgment or discharge such lien before any Indemnitee is compelled to do so.

            10.3. Waiver. The failure of any Indemnitee to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of such Indemnitee hereunder, except to the extent that Indemnitor is actually prejudiced by such failure.

            11. TERMINATION.

            11.1. Termination. This Agreement may be terminated at any time on or prior to the Closing:

            (a) By mutual consent of Buyer and the Company; or

            (b) At the election of Buyer if: (i) a Company has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 7 or 8 is not satisfied as and when required by this Agreement; or (iii) the Closing has not been consummated by within five (5) business days from the date hereof; or

            (c) At the election of the Company if: (i) Buyer has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 7 or 9 is not satisfied as and when required by this Agreement; or (iii) the Closing has not been consummated by within five (5) business days from the date hereof.

            11.2. Manner and Effect of Termination. Written notice of any termination ("Termination Notice") pursuant to this Section 11 shall be given by the party electing termination of this Agreement ("Terminating Party") to the other party or parties (collectively, the "Terminated Party"), and such notice shall state the reason for termination. The party or parties receiving Termination Notice shall have a period of ten (10) days after receipt of Termination Notice to cure the matters giving rise to such termination to the reasonable satisfaction of the Terminating Party. If the matters giving rise to termination are not cured as required hereby, this Agreement shall be terminated effective as of the close of business on the tenth (10th) day following the Terminated Party's receipt of Termination Notice. Upon termination of this Agreement prior to the consummation of the First Closing and in accordance with the terms hereof, this Agreement shall become void and of no effect, and none of the parties shall have any liability to the others, except that nothing contained herein shall relieve any party from: (a) its obligations under Sections 2.3 and 2.4; or (b) liability for its intentional breach of any representation, warranty or covenant contained herein, or its intentional failure to comply with the terms and conditions of this Agreement or to perform its obligations hereunder.

            12. MISCELLANEOUS.

            12.1. Notices.

            (a) All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, or upon the expiration of two (2) days after the date sent, if sent by federal express (or similar overnight courier service) to the parties at the following addresses:

If to Buyer:                 Cornell Capital Partners, LP
                             101 Hudson Street - Suite 3700
                             Jersey City, NJ 07302
                             Attention:   Mark Angelo, Esq.
                             Telephone:  (201) 985-8300
                             Facsimile:  (201) 985-8266

With a copy to:              David Gonzalez, Esq.
                             101 Hudson Street - Suite 3700
                             Jersey City, NJ 07302
                             Telephone:  (201) 985-8300
                             Facsimile:  (201) 985-8266

If to the Company:           SmarTire Systems Inc.
                             Richmond Corporate Centre
                             Suite 150-13151 Vanier Place
                             Richmond, British Columbia
                             Canada V6V 2J1
                             Attention:  Robert V. Rudman, President
                             Telephone:  (604) 276-9884
                             Facsimile:  (604) 276-2353

With a copy to:              Sichenzia Ross Friedman Ference LLP
                             1065 Avenue of the Americas
                             New York, NY 10018
                             Attention:  Gregory Sichenzia, Esq.
                                         Darrin M. Ocasio, Esq.
                             Telephone:  (212) 981-6768
                             Facsimile:  (212) 930-9725

                  (b) Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

            12.2. Survival. The representations, warranties, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect after the Closing.

            12.3. Counterparts; Interpretation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Schedules hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement: "herein", "hereby", "hereunder", "herewith", "hereafter" and "hereinafter" refer to this Agreement in its entirety, and not to any particular subsection or paragraph. References to "including" means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

            12.4. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County, New Jersey and the United States District Court of New Jersey, sitting in Newark, New Jersey, for the adjudication of any civil action asserted pursuant to this paragraph. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action in the forum selected hereby.

            12.5. Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that the Company may not assign this Agreement or any rights hereunder, in whole or in part.

            12.6. Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

            12.7. Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

            12.8. Headings. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

            12.9. Expenses.

            12.9.1. Structuring Fees. Except as otherwise expressly provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Buyer or the Company as each party incurs such expenses except that the Company shall pay to Yorkville Advisors Management, LLC a structuring fee of Ten Thousand Dollars ($10,000) directly from the gross proceeds of the Closing

            12.9.2. Commitment Fees. The Company shall pay to the Buyer a commitment fee of ten percent (10%) of the Purchase Price. The commitment fee shall be deemed fully earned on the date hereof, and the payment shall be offset against the Purchase Price.

            12.10. Finder's Fees. The Buyer represents to the Company that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Buyer to be paid for or on account of the transactions contemplated hereby. The Company represents to the Buyer that no broker, agent, finder or other party has been retained by the Company in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Company to be paid for or on account of the transactions contemplated hereby.

            12.11. Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

            12.12. Currency. All foreign currency amounts required to be converted to U.S. Dollars for purposes of this Agreement shall be converted in accordance with GAAP.

            12.13. Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

            12.14. Attorneys Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and all expenses (including, without limitation, all such fees, costs and expenses incident to appellate, bankruptcy, post-judgment and alternative dispute resolution proceedings), incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

            12.15. NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Investment Agreement or caused this Investment Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                    COMPANY:
                                    SMARTIRE SYSTEMS INC.

                                    By: /s/ Robert V. Rudman
                                        --------------------------
                                    Name:  Robert V. Rudman
                                    Title: President

                                    BUYER
                                    CORNELL CAPITAL PARTNERS, LP

                                    By:    Yorkville Advisors, LLC
                                    Its:   General Partner

                                    By: /s/ Mark Angelo
                                        --------------------------
                                    Name:  Mark Angelo
                                    Title: Portfolio Manager